Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 1, 2011 (December 22, 2011 as to Notes 5, 10, 16 and 18) relating to the financial statements of Gogo Inc. (formerly Aircell Holdings Inc.) and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 22, 2011